Exhibit 99.1

Microbot Medical Successfully Transitions to Commercial Operations as It Records Revenue Resulting from Its Limited Market Release During the First Quarter of 2026

Recent transition to the Full Market Release has already resulted in increased revenue for the current Q2, which has already exceeded Q1 revenue, as utilization and adoption of the LIBERTY System accelerates across multiple sales territories

Company experiencing increase in recurring customer orders, new accounts and growing pipeline of potential future accounts

HINGHAM, Mass., May 14, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced that it recorded revenue during its fiscal quarter ended March 31, 2026, benefiting from the Limited Market Release (LMR) of the LIBERTY System which took place during that period. Earlier this quarter, the Company commenced the Full Market Release (FMR) of the LIBERTY system, and revenue mid-way through the second quarter has already exceeded total first quarter revenue, driven by the number of accounts since the end of the LMR having more than doubled. Currently, hospitals in six states have adopted the LIBERTY system, including Georgia, Florida, New York, Michigan, Massachusetts, and North Carolina.

Earlier this month, Boston (MA) became the first city and state in which the Company has multiple accounts using the LIBERTY system, which the Company believes reflects growing commercial momentum. This demonstrates that interest from physicians and hospitals is translating into new accounts across key sales territories, including two of the three sites that participated in the ACCESS-PVI pivotal clinical trial, which serves as a strong validation of the added value that it brings. Moreover, the breadth of the procedures that have been performed using the LIBERTY System includes what the Company believes is the world’s first robotic Prostatic Artery Embolization (PAE) for Benign Prostatic Hyperplasia (BPH), robotic Genicular Artery Embolization (GAE), a minimally invasive, non-surgical outpatient procedure designed to treat chronic knee pain, typically caused by osteoarthritis, robotic Y-90 radioembolization mapping and treatment for liver cancer, and others.

“Our success during the first quarter was demonstrated across multiple metrics, including the continued progress of the limited market release leading to us commence the Full Market Release, the number of accounts that adopted the LIBERTY system and the users that deployed it for varied procedures,” commented Harel Gadot, Chairman, President and CEO. “Our momentum so far during the second quarter is encouraging and reinforces our confidence as we have more than doubled the number of accounts and expanded our footprint into several new cities and states since the commencement of the Full Market Release. Additionally, we believe that customer enthusiasm and satisfaction remain high, supported by recurring orders to support procedures over the coming weeks and months. Our newest territories in the Midwest and Mid-Atlantic, which were launched in early April, have already secured accounts, further validating our commercial execution strategy, and it emboldens the team as we continue to roll out the commercial strategy to penetrate population-rich regions in the U.S. in the second half of the year along with commercial readiness activities in international markets.”

The Company expects commercial adoption to accelerate as recent value-enhancing developments, such as updated guidelines on occupational radiation and musculoskeletal protection adopted by at least nine medical societies and supported by the American Medical Association (AMA), could help drive adoption of the LIBERTY System. These industry tailwinds, along with continued visibility at major conferences such as SIR and the upcoming Annual Global Embolization Symposium & Technologies (GEST) Conference taking place in New York City this week, are expected to support continued U.S. commercial adoption and facilitate the Company’s growth as it builds a global commercial infrastructure.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com